UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

500 Shentel Way
P.O. Box 459
Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2009, Shenandoah Telecommunications Company held its first quarter 2009 earnings release conference call. During the Q&A section of the call, certain participants requested, and the Company agreed to furnish, restated tables reflecting the new segment reporting structure of the Company.

The materials attached hereto as Exhibit 99.1 include restated segment financial data in the format utilized in the Company’s segment reporting footnote (generally, note 15 in our annual report, and note 6 in our Quarterly Report on Form 10-Q for the Three Months Ended March 31, 2009). Tables for the three month periods ended June 30, 2008, September 30, 2008 and December 31, 2008, as well as the fiscal years ended December 31, 2008 and 2007, are included. These materials are unaudited.

These materials are also available on the Company’s website.

Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits

The following exhibit is filed with this Current Report on Form 8-K.

99.1	Restated Segment Financials for Second Quarter, Third Quarter and Fourth Quarter 2008, and Fiscal Years 2008 and 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

May 12, 2009	/S/ Adele M. Skolits

Adele M. Skolits
Vice President - Finance and
Chief Financial Officer
(Duly Authorized Officer)